UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 24, 2013

Columbia Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51262

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Glenlake Parkway, Suite 1200
Atlanta, GA 30328
(Address of principal executive offices, including zip code)

(404) 465-2200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.

On June 27, 2013, Columbia Property Trust, Inc. (the "Company") began distributing the attached correspondence to notify investors of changes to the Distribution Reinvestment Plan (the "DRP") and the Share Redemption Program (the "SRP"), as described below. A copy of this letter is provided at Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of Form 8-K and the attached Exhibit 99.1 are furnished to the SEC, and shall not be deemed to be “filed” with the SEC for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01     Other Events.

On June 24, 2013, the Company's board of directors elected to suspend the DRP effective upon ten days' notice to stockholders as required under the DRP. As a result, all distributions paid after July 7, 2013 will be paid in cash and not reinvested in shares of the Company's common stock. The board of directors also elected to terminate the SRP effective July 31, 2013 upon the Company's redemption of any shares of common stock properly submitted for redemption under the SRP for the month of July 2013. As a result, for a stockholder's shares to be eligible for redemption prior to termination of the SRP, the Company must receive a written notice from the stockholder or from an authorized representative of the stockholder in good order and on a form approved by the Company at least five business days before the July 31, 2013 redemption date, or by July 24, 2013. The Company will be unable to process redemption requests received after July 24, 2013. In addition, any redemption requests submitted will continue to be subject to the limits on the dollar value and number of shares that may be redeemed as provided under the SRP. If you have any questions regarding the procedures for redemption, please contact the Company's investor relations department 1-800-557-4830.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Investor Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA PROPERTY TRUST, INC.

Dated: June 27, 2013	By:	/s/ E. Nelson Mills
E. Nelson Mills
President